UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 25, 2007

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2007, the Board of Directors (the “Board”) of NovaDel Pharma Inc. (the “Company”) accepted the resignation of Jan H. Egberts, M.D., President, Chief Executive Officer and Director, of the Company from his officer and director positions with the Company effective July 25, 2007. Dr. Egberts had served as the Company’s President and Chief Executive Officer since December 23, 2005 and as a Director since January 2006. There is no disagreement between Dr. Egberts and the Company on any matter relating to the Company’s operations, policies or practices.

On July 23, 2007 the Board appointed Steven B. Ratoff, the Company’s current Chairman of the Board, to replace Dr. Egberts to serve as the Company’s interim President and Chief Executive Officer, effective July 25, 2007. Mr. Ratoff joined NovaDel’s Board in January 2006 and was named Chairman of the Board in September 2006. Mr. Ratoff will not receive any additional consideration other than pursuant to his current consulting arrangement which was previously disclosed. Mr. Ratoff will remain Chairman of the Board and William F. Hamilton, Ph.D., the Company’s current Lead Independent Director, will remain Lead Independent Director of the Board.

The Company is currently negotiating a Separation, Consulting and General Release Agreement (the “Consulting Agreement”) with Dr. Egberts, in connection with Dr. Egberts’ departure from the Company. Under the proposed terms of the Consulting Agreement, Dr. Egberts will provide consulting services to the Company for twelve months, pursuant to which Dr. Egberts shall be available five days per month and will receive compensation in an amount equal to his current base salary, with no bonus. All of Dr. Egberts’ stock options will become fully vested and will be exercisable during the term of the Consulting Agreement. The material terms of the Consulting Agreement will be described in a separate Current Report on Form 8-K and such agreement will be filed as an exhibit to a Current Report on Form 8-K or the Company’s next Quarterly Report on Form 10-Q when the terms become final.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit No.	Description

99.1	Press release of NovaDel Pharma Inc. dated July 25, 2007, titled “Jan H. Egberts, M.D. Resigns as President and CEO of NovaDel Pharma -- Company Names Steven B. Ratoff as Interim President and CEO.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Michael E. Spicer
Name:	Michael E. Spicer
Title:	Chief Financial Officer and Corporate Secretary

Date: July 27, 2007